Exhibit 32
Certification Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
The undersigned, Sandra B. Gillespie, Acting Co-Chief Executive Officer, Senior Vice President of GTSI Corp. (“the Company”) and Peter Whitfield, Acting Co-Chief Executive Officer, Senior Vice President and Chief Financial Officer of the Company, certify that the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 filed by GTSI Corp. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents in all material respects, the financial condition and results of operations of GTSI Corp.
Date: November 15, 2010

/s/ SANDRA B. GILLESPIE Sandra B. Gillespie Acting Co-Chief Executive Officer, Senior Vice President

/s/ PETER WHITFIELD Peter Whitfield
Acting Co-Chief Executive Officer, Senior Vice President and Chief Financial Officer